UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2007

Emergent BioSolutions Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33137	14-1902018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2273 Research Boulevard, Suite 400, Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

(301) 795-1800

Registrant’s telephone number, including area code:

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On June 14, 2007, the Board of Directors of Emergent BioSolutions Inc. (the “Company”) increased the size of the Board of Directors to eight members and elected Sue Bailey, M.D. as a Class III director to fill the vacancy. Dr. Bailey’s term as a Class III director continues until the Company’s 2009 annual meeting of stockholders and until her successor is elected and qualified or until her prior death, resignation or removal.

Dr. Bailey, age 64, served as a news analyst for NBC Universal, a media and entertainment company, from November 2001 to August 2006. Prior to that, Dr. Bailey served as Administrator, National Highway Traffic Safety Administration from 2000 to 2001, as Assistant Secretary of Defense (Health Affairs) from 1998 to 2000, and as Deputy Assistant Secretary of Defense (Clinical Services) from 1994 to 1995. Dr. Bailey is a former faculty member at Georgetown Medical School and U.S. Navy officer, having achieved the rank of Lt. Commander, U.S. Navy Reserve. Dr. Bailey received her M.D. from Philadelphia College of Osteopathic Medicine and a B.S. from the University of Maryland.

Compensatory Arrangements of Certain Officers

On June 14, 2007, the Compensation Committee of the Board of Directors of the Company approved increases in the annual base salaries and target annual cash bonuses for 2007 for Daniel J. Abdun-Nabi, the Company’s president, chief operating officer and secretary, and R. Don Elsey, the Company’s senior vice president, chief financial officer and treasurer. The Compensation Committee increased the annual base salary for Mr. Abdun-Nabi from $355,000 to $372,750 effective as of May 16, 2007, the date he assumed the additional responsibilities of chief operating officer. The Compensation Committee increased the annual base salary for Mr. Elsey from $275,000 to $285,000 effective as of May 16, 2007, the date Mr. Elsey was promoted to senior vice president. The Compensation Committee increased the 2007 target annual cash bonus as a percentage of annual base salary for Mr. Abdun-Nabi from 40% to 45% and for Mr. Elsey from 30% to 35%. In its discretion, the Compensation Committee may make actual cash bonus awards for 2007 that are greater or less than the target percentage. None of the Company’s executive officers is guaranteed any annual cash bonus for 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2007	EMERGENT BIOSOLUTIONS INC.
	By:	/s/R. Don Elsey R. Don Elsey Chief Financial Officer and SVP of Finance